Exhibit 10.27
TWELFTH AMENDMENT
TO THE
DYNEGY INC. RETIREMENT PLAN
This Twelfth Amendment to the Dynegy Inc. Retirement Plan is made and entered into by Dynegy Inc., a Delaware corporation (the “Company”) this 4th day of December, 2007, effective as provided herein.
WITNESSETH:
WHEREAS, the Company has previously adopted the Dynegy Inc. Retirement Plan, restated as of December 1, 2001 and as subsequently amended (the “Plan”); and
WHEREAS, the Company and its delegates is authorized and empowered to amend the Plan pursuant to Section 15.1 of the Plan; and
WHEREAS, the Dynegy Inc. Benefit Plans Committee met and approved on August 23, 2007 certain changes to the Plan for compliance with the Pension Protection Act of 2006 (“PPA”) and the Company desires to approve the specific Plan amendments for these changes; and
WHEREAS, the Company desires to reflect vesting service credit for certain employees hired from certain companies on or before December 31, 2007.

I.
NOW, THEREFORE, the Plan is hereby amended as of January 1, 2008 except as otherwise provided herein as follows:
Section 1.1 is amended by adding a new subsection, Section 1.1(47A), immediately following Section 1.1(47A), as follows:
“(47A)
Qualified Optional Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 75% of the annuity which is payable during the joint lives of the Participant and the spouse that is the Actuarial Equivalent of the standard form of benefit and that is provided in compliance with section 417(g) of the Code commencing as of January 1, 2008.”

II.
Section 1.1(8) is amended by deleting the first sentence and replacing it with the following:
“The annual rate of interest determined in accordance with Code Section 417(e)(3)(c) for the lookback month preceding the first day of the stability period. For purposes of this Paragraph, prior to January 1, 2008, the annual rate was the rate of interest on 30-year treasury securities. On and after January 1, 2008, the annual rate is the adjusted first, second and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month before the date of the distribution or such other time as the Secretary of the Treasury may prescribe by regulation. For purposes of this Paragraph, the adjusted first, second and third segment rates are the first, second and third segment rates which would be determined under Code Section 430(h)(2)(c) if (i) Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) for the average yields for the 24-month period described in such section; (ii) Code Section 430(h)(2)(G)(i)(II) were applied by substituting “section 417(e)(3)(A)(ii)(II)” for “section 412(b)(5)(B)(ii)(II)”; and (iii) the applicable percentage under Code Section 430(h)(2)(G) were determined in accordance with the following table:

For Plan Year	Applicable Percentage

2008	20%

2009	40%

2010	60%

2011	80%”

III.
Section 1.1(50) of the Plan is amended in its entirety to provide as follows, effective as of January 1, 2007:
“(50)
Service: The period of an individual’s employment with the Employer or a Controlled Entity. In no event shall Service include any period of service with a corporation or other entity prior to the date it became a Controlled Entity or after it ceases to be a Controlled Entity except to the extent required by law; provided, however, that each individual who was employed by LS Power Generation, LLC, LS Power Development, LLC or LS Power Company, LLC (each an ‘LS Power Entity’) immediately prior to the ‘Effective’ Time’ (as defined below) and who subsequently becomes employed by an Employer after the Effective Time on or before December 31, 2007, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under paragraph D-10 of Appendix D to the Plan based upon his original date of hire with an LS Power Entity; and further provided, that each individual who was employed by Wood Group Power Operations, Inc., Worley Parsons Group, Inc., North American Energy Services Co. , Prime South, Inc. or General Electric International, Inc. (each a ‘Prior Company’), who terminates employment with a Prior Company after the Effective Time and on or before December 31, 2007, and who becomes employed by an Employer on or before December 31, 2007, shall be credited with Service solely for purposes of determining such individual’s Vesting Service under paragraph D-10 of Appendix D to the Plan based upon his original date of hire with the Prior Company. For purposes of this Section 1.1(50) of the Plan, ‘Effective Time’ shall mean the Effective Time specified in that certain Plan of Merger, Contribution and Sale Agreement by and among Dynegy Illinois, LSP GEN Investors, L.P., LS Power Partners, L.P., LS Power Equity Partners PIE I, L.P., LS Power Equity Partners, L.P., LS Power Associates, L.P., Falcon Merger Sub Co., and Dynegy Acqusition, Inc., executed September 14, 2006;”

IV.
Section 8.2(c)(3)(B) is amended by deleting the first sentence and replacing it with the following:
“The term ‘Qualified Election’ shall mean an election to waive the applicable standard form of annuity and, effective January 1, 2008, to elect or waive the Qualified Optional Survivor Annuity.”

V.
Section 8.5 is amended by inserting the phrase “or the Qualified Optional Survivor Annuity” after the phrase “in the standard benefit form set forth in Section 8.3” in the first sentence.
VI.
Appendix D, Section D-10 is amended by deleting the vesting schedule and replacing it with the following:
“For a Participant with an Hour of Service on or after January 1, 2008:

Completion of Vesting Service	Percentage Vested Interest
Less than 1 year	0%
1 year	33%
2 years	67%
3 years or more	100%
For Participants who have not completed an Hour of Service after December 31, 2007:

Completion of Vesting Service	Percentage Vested Interest
Less than 1 year	0%
1 year	25%
2 years	50%
3 years	750%
4 years or more	100%”
VII.
Appendix D, Section D-14 is amended by deleting the third sentence and replacing it with the following:
“Any Participant may elect not to receive his Portable Retirement Benefit in the standard form described above, whichever is applicable to him, and instead elect, commencing January 1, 2008, the Qualified Optional Survivor Annuity, or instead elect to have such benefit paid in the form of a single lump sum cash payment.”

VIII.
Appendix D, Section D-20(a) is amended by inserting the phrase “, Qualified Optional Survivor Annuity” after the phrase “In lieu of the standard” in the first sentence.
IX.
Appendix E, Section 1.5 is amended by adding at the end of the first sentence:
“for dates of distribution prior to January 1, 2008 and, effective January 1, 2008, the annual rate of interest determined in accordance with section 417(e)(3)(c) for the lookback month preceding the first day of the stability period.”
X.
Appendix E, Section 1.6 is amended by adding at the end the following:
“and, effective as of January 1, 2008, means the applicable section 417(e)(3) of the Code mortality table.”
XI.
Appendix E, Section 8.4 is amended by deleting such section and replacing it with the following:
“8.4 Election Concerning Form of Benefit. (DMS Plan Section 8.4) Any participant who would otherwise receive the standard form of benefit described in Section 8.3 or, effective January 1, 2008, the Qualified Optional Survivor Annuity described in Section 8.2(c)(3)(B), may elect not to take his benefit in such forms by properly executing and filing the benefit election form prescribed by the Committee during the Election Period described in Appendix Section 8.2(c) as a qualified election described in Section 8.2(c)(3)(B).”
XII.
Appendix F, Section 1.1(4) is amended by deleting the first sentence and replacing it with the following:
“The annual rate of interest determined in accordance with Code Section 417(e)(3)(C) for the lookback month preceding the first day of the stability period and as otherwise provided in Section 1.1(8) of the Plan.”

XIII.
Appendix F, Section 7.2(c)(4)(B) is amended by adding at the end of the first sentence the following:
“And, effective as of January 1, 2008, to elect or waive the Qualified Optional Survivor Annuity.”
XIV.
Appendix F, Section 7.4 is amended by adding at the end the following:
“or, effective as of January 1, 2008, as a Qualified Optional Survivor Annuity:”
XV.
Appendix F, Section 7.5 is amended by inserting the phrase “or the Qualified Optional Survivor Annuity” after the phrase “in the standard benefit form set forth in Section 7.3” in the first sentence.
XVI.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Twelfth Amendment has been executed by the duly designated officer and is effective as of the dates set forth hereinabove.

Dynegy Inc.
By:	/s/ Julius Cox
Title: Chairman, Dynegy Benefit Plans Committee